As filed with the Securities and Exchange Commission on January 22, 2024

Registration No. 333-234124

Registration No. 333-234550

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT NO. 333-234124

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT NO. 333-234550

UNDER

THE SECURITIES ACT OF 1933

IronNet, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	7372	83-4599446
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

7900 Tysons One Place, Suite 400

McLean, VA 22102

Tel: (443) 300-6761

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cameron Pforr

Chief Financial Officer and President

IronNet, Inc.

7900 Tysons One Place, Suite 400

McLean, VA 22102

(443) 300-6761

(Name, Address Including Zip Code, and Telephone Number Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

DEREGISTRATION OF SECURITIES

On October 7, 2019, the Company filed a registration statement on Form S-1 (File No. 333-234124) (as amended on October 21, 2019, October 28, 2019 and November 4, 2019, the “Registration Statement”) and on November 6, 2019, the Company filed a registration statement on Form S-1 (File No. 333-234550) relating to the Registration Statement and to register additional securities (collectively, the “Registration Statements”) with the Securities and Exchange Commission (the “SEC”). The Registration Statement was declared effective on November 6, 2019. The Registration Statements pertained to the registration of 15,000,000 units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one Redeemable Warrant.

On October 12, 2023, the Company and IronNet Cybersecurity, Inc., the Company’s wholly-owned subsidiary (collectively, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (such cases, the “Chapter 11 Cases”). The Chapter 11 Cases are being jointly administered under the caption In re IronNet, Inc. et al., Case No. 23-11710 (Bankr. D. Del. 2023).

As a result of the Chapter 11 Cases, the Registrant has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Registrant hereby removes from registration all of such securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on January 22, 2024.

IRONNET, INC..

By:	/s/ Cameron D. Pforr
Name:	Cameron D. Pforr
Title:	Chief Financial Officer and President

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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